EXHIBIT 3.2
(Amended and Restated as of June 3, 2004 and Amended as of December 20, 2007)
BRIGHTPOINT, INC.
BY-LAWS
ARTICLE I
Offices
     1. The location of the registered office of the Corporation in the State of Indiana is 251 E. Ohio Street, Suite 500, Indianapolis, Indiana 46204.
     2. The Corporation shall in addition to its registered office in the State of Indiana establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.
ARTICLE II
Corporate Seal
     The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
ARTICLE III
Meetings Of Shareholders
     1. All meetings of the shareholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place, within or without the State of Indiana, as shall be determined from time to time by the Board of Directors.
     2. The annual meeting of shareholders shall be held on such day and at such time as may be determined from time to time by resolution of the Board of Directors. The election of Directors and any other proper business, as provided by Section 7 of Article III of these By-laws, may be transacted at the annual meeting.
     3. The holders of a majority of the stock issued and outstanding and entitled to vote there at, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise expressly provided by statute, by the Restated Articles of Incorporation or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote there at, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute). At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.
     4. At all meetings of the shareholders each shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period.

     5. At each meeting of the shareholders each shareholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-laws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Restated Articles of Incorporation or by these By-laws, all matters coming before any meeting of the shareholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote there at, a quorum being present.
     6. Except as otherwise provided by law, written or printed notice of each meeting of the shareholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting or, in the event that the shareholders are to vote upon any proposal to merge or consolidate the corporation or to sell, lease or exchange all or substantially all of its property and assets, not less than 20 nor more than 60 days before the date of such meeting. Such notice shall be delivered either personally or by mail or at the direction of the Chairman of the Board, the President or the Secretary. Each notice of meeting shall state the place, date and hour of the meeting.
     7. At any meeting, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder who complies with the procedures set forth in this Section 7.
     The only business which shall be conducted at any meeting of the shareholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in the preceding Section, (ii) be brought before the meeting at the direction of the Board of Directors or the chairman of the meeting or (iii) have specified in a written notice (a “Shareholder Meeting Notice”) given to the corporation, in accordance with all of the following requirements, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote there at. Each Shareholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public nondisclosure was made. Each Shareholder Meeting Notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing to bring such item of business before the meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such Shareholder Meeting Notice; and (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission (the “Commission”) if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934.
     Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in these By-laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

     8. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors and shall be called by the Board of Directors if the Secretary receives written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing a majority of the Corporation’s outstanding common stock. If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand.
     9. The order of business at each meeting of shareholders shall be determined by the presiding officer.
ARTICLE IV
Directors
     1. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which may exercise all such powers and authority for and on behalf of the Corporation as shall be permitted by law, the Restated Articles of Incorporation or these By-laws.
     2. The Board of Directors may hold their meetings within or outside of the State of Indiana, at such place or places as it may from time to time determine.
     3. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors. The directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three classes. The number of directors in each class shall be as nearly equal as possible. At each annual election, any vacancy in any class may be filled and the successors to the directors of the class whose terms shall expire in that year shall be elected to hold office for the term of three years, and the term of office of one class of directors shall expire in each year. In the event the number of directors is increased, election may be made to a class of directors with terms expiring in three years or less in order to maintain proportionate equality between the classes.
     4. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Secretary of the Corporation at, the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (i) the name and address of the shareholder, as they appear on the Corporation’s books, who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had each nominee been nominated, or intended to be nominated by the Board of Directors; and (vi) the consent of each nominee to serve as a director of the corporation if so elected.

     No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this By-laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     5. The directors shall be elected by the holders of shares of stock of the Corporation entitled to vote on the election of directors, and directors shall be elected by a plurality vote. The directors shall be classified into three classes, designated as Class I, Class II and Class III as set forth in Section 3 of this Article IV. The Class I directors shall serve until the annual meeting of shareholders held in 2005, the Class II directors until the annual meeting of shareholders held in 2006, and the Class III directors until the annual meeting of shareholders held in 2007 and, in each case, until their successor(s) are duly elected and qualified. At each annual meeting of shareholders commencing with the annual meeting to be held during the calendar year 2006 each of the successors to the Directors of the Class whose term shall have expired that year shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until the successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office.
     6. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.
     7. Any director may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.
     8. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.
ARTICLE V
Committees Of Directors
     1. By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the whole Board.
     2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

ARTICLE VI
Compensation Of Directors
     The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and a fixed sum for expense of attendance at regular or special meetings of the Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE VII
Meetings Of Directors; Action Without A Meeting
     1. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Indiana, as may be determined from time to time by resolution of the Board.
     2. Special meetings of the Board of Directors shall be held whenever called by the President of the Corporation or the Board of Directors on at least 24 hours’ notice to each director. Except as may be otherwise specifically provided by statute, by the Restated Articles of Incorporation or by these By-laws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.
     3. At all meetings of the Board of Directors, the presence in person of a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Restated Articles of Incorporation or by these By-laws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board.
     4. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of committee. Any director may participate in a meeting of the Board, or any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.
ARTICLE VIII
Officers
     1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer. The Board may also choose one or more Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary. Any number of offices may be held by the same person.
     2. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.
     3. The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may be at any time removed from office by the Board of Directors, with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     4. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.
ARTICLE IX
Chairman Of The Board
     The Chairman of the Board shall have general supervision and management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall preside at meetings of the shareholders and of the Board of Directors.
ARTICLE X
Chief Executive Officer; Chief Operating Officer
     1. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject, however, to the direction and control of the Board. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. He shall perform all duties incident to the office of the Chief Executive Officer and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine.
     2. The Chief Operating Officer shall have general supervision and direction of the business and affairs of the Corporation and shall have general and active supervision and direction over the business operations and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the direction and control of the Board. The Chief Operating Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. He shall perform all duties incident to the office of the Chief Operating Officer and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine.
ARTICLE XI
President
     Subject to the supervision and direction of the Board of Directors, he shall be responsible for managing the affairs of the Corporation. He shall have supervision and direction of all of the other officers of the Corporation and shall have the powers and duties usually and customarily associated with the office of the President. In the absence of the Chairman, he shall preside at meetings of the shareholders.
ARTICLE XII
Executive Vice Presidents
     Each Executive Vice President shall have such powers and perform such duties as may be delegated to him by the Board of Directors, the Chairman of the Board, the President or the senior officer to whom he reports.
ARTICLE XIII
Vice Presidents
     The Vice Presidents shall have such powers and duties as may be delegated to them by the President.

ARTICLE XIV
Secretary And Assistant Secretary
     1. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.
     2. The Secretary shall give, or cause to be given, notice of meetings of the shareholders, of the Board of Directors and of the committees of the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the President, an Executive Vice President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the President.
     3. The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the President.
ARTICLE XV
Treasurer And Assistant Treasurer
     1. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the President and the Board whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the President.
     2. The Assistant Treasurer shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to them by the President.
ARTICLE XVI
Certificates For And Transfer of Shares
     1. The Board of Directors may authorize the issuance of stock in either certificated form, in which ownership of the shares is represented by a physical certificate, or in uncertificated form, pursuant to a Direct Registration System in connection with which shares will be held in book-entry form and no physical certificate is printed to each holder of capital stock of the Corporation. Each shareholder shall be entitled upon request to a certificate or certificates which shall represent and certify the number and class of shares owned by him in the corporation. If the Board of Directors determines to issue stock certificates, such stock certificates shall be signed by the President or an Executive Vice President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The stock certificates shall state the number of shares represented by such certificate and that such shares are fully paid and nonassessable, provided, that if such shares are not fully paid, the certificates shall be legibly stamped to indicate which has been paid, and as further payments are made, the certificate shall be stamped accordingly.
     2. Transfers of the Corporation’s shares shall be made either (i) if in certificated form, by a transfer of the stock certificate representing the shares, or (ii) if in uncertificated form, by electronic book-entry transfer pursuant to a Direct Registration System. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or upon transfer of book-entry ownership, it shall be the duty of the Corporation to issue new shares to the person entitled thereto, cancel the old shares and record the transaction upon its books.

     The Corporation may impose restrictions on the transfer or registration of transfer of capital stock of the Corporation by means of these Bylaws, the Articles of Incorporation or an agreement with shareholders. Shareholders may agree between or among themselves to impose restrictions on the transfer or registration of transfer of shares. A restriction which is authorized by the Indiana Business Corporation Law is valid and enforceable against the holder or a transferee of the holder of the Corporation’s stock certificate or of stock held under the Corporation’s Direct Registration System.
ARTICLE XVII
Checks
     All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person as may be designated by the Board of Directors or pursuant to authority granted by it.
ARTICLE XVIII
Fiscal Year
     The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.
ARTICLE XIX
Notices And Waivers
     1. Whenever by statute, by the Restated Articles of Incorporation or by these By-laws it is provided that notice shall be given to any director or shareholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such shareholder or director at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited.
     Notice of regular or special meetings of the Board of Directors may also be given to any director by telephone or by telex, telegraph or cable, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, is transmitted by telex (with confirmed answerback), or delivered to and accepted by an authorized telegraph or cable office.
     2. Whenever by statute, by the Restated Articles of Incorporation or by these By-laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any shareholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such shareholder or director, as the case may be, except as otherwise provided by statute.
ARTICLE XX
Indemnification
     1. To the fullest extent permitted by the laws of the State of Indiana, the Corporation shall indemnify any person who is or was a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including appeals.
     2. To the fullest extent permitted by the laws of the State of Indiana, the Corporation shall pay expenses incurred in defending a civil or criminal action, suit or proceeding described this Article XX in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.
     3. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XX.
     4. The provisions of this Article XX shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article XX shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article XX and the relevant provisions of the laws of the State of Indiana and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article XX shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article XX shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, the Restated Articles of Incorporation, vote of shareholders or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of the specified individuals shall be made to the fullest extent permitted by law.
     5. For purposes of this Article XX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
ARTICLE XXI
Alteration Of By-Laws
     The By-laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the majority vote of the shareholders or by the Board of Directors; provided, however, that the provisions of Section 5 of Article IV of the By-Laws may be altered, amended or repealed only by the affirmative vote of the holders of 66 2/3% of the voting power of the Corporation’s stock outstanding and entitled to vote thereon.